Exhibit 10.25

June 21, 2001

David Waldek
Chief Financial Officer
Albany Molecular Research Inc.
21 Corporate Circle
P.O. Box 15098
Albany, New York 12212-5098

Re:	Collaborative Research and Technology Agreement between IntraBiotics Pharmaceuticals, Inc. (“IntraBiotics”) and New Chemical Entities, Inc. (now Albany Molecular Research, Inc.) (“AMRI”) dated January 24, 2001 (the “Agreement”)

Dear David:

This letter (“Letter”) will serve to confirm the mutual release and termination of the Agreement between IntraBiotics and AMRI as reflected in your email of June 11, 2001.  Capitalized terms contained in this Letter shall have the meaning set forth in the Agreement.

IntraBiotics and AMRI hereby agree to terminate the Agreement in accordance with the terms of this Letter.  Effective upon payment by IntraBiotics to AMRI of the sum of $300,000, which payment shall be made on or before July 31, 2001, IntraBiotics shall fully and forever discharge all of its obligations under the Agreement, including but not limited to any claim to the Technology Access Fee, and such Agreement shall be terminated provided however, that the confidentiality obligations set forth in Article 7 shall survive such termination according to their terms.  IntraBiotics’ payment of $300,000 shall be in addition to those amounts previously paid to AMRI under the Agreement.

IntraBiotics and AMRI each acknowledge and agree that AMRI has not yet provided the Screening Libraries to IntraBiotics or its designee and IntraBiotics has not yet commenced screening such Screening Libraries.  Therefore no intellectual property has been created under the Agreement.  Each party shall continue to own all intellectual property owned by such party as of the Effective Date.

If the foregoing is acceptable to AMRI, please sign where indicated below and return one copy of this letter bearing your original signature to the undersigned.

Very truly yours,

/s/ KENNETH J. KELLEY

Kenneth J. Kelley
President and CEO
IntraBiotics Pharmaceuticals, Inc.

Agreed and accepted:

By:	/s/ DAVID WALDEK	Date:	6/22/01

David P. Waldek
Chief Financial Officer
Albany Molecular Research Inc.